Exhibit 99.1

Media and Investor contact:

Justine Carlson

Investor Relations

312.292.5130

investorinfo@ryerson.com

Ryerson to Host Conference Call on Thursday, May 7th to Discuss First Quarter 2020 Results

(Chicago – April 22, 2020) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that it will host a conference call to discuss first quarter 2020 financial results for the period ended March 31, 2020, on Thursday, May 7th, at 10 a.m. Eastern Time. The live online broadcast will be available on the Company’s investor relations website, ir.ryerson.com. Ryerson will report earnings after the market closes on Wednesday, May 6th.

Ryerson Holding Corporation’s First Quarter 2020 Conference Call Details:

DATE: Thursday, May 7, 2020

TIME: 10:00 a.m. ET / 9:00 a.m. CT

DIAL-IN: (833) 241-7253 (Domestic) / (647) 689-4217 (International)

CONFERENCE ID: 5562325

An online replay of the call will be posted on the investor relations website, ir.ryerson.com, and remain available for 90 days.

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,400 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.